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                      SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.
                                  20549-1004

                                   From 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                      Southpoint Structured Assets, Inc.
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            (Exact name of registrant as specified in its charter)


                DELAWARE                                51-6503749
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 (State or jurisdiction of incorporation             (I.R.S. Employer
            or organization)                        Identification No.)


         50 North Front Street
           Memphis, Tennessee                              38103
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(Address of principal executive offices)                (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [X]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                     Name of each exchange on which
       to be so registered                     each class is to be registered
       -------------------                     ------------------------------

       Corporate Bond-Backed Certificates,       New York Stock Exchange, Inc.
        Series 1999-BellSouth-1,
       Certificates due June 15, 2033

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
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                               (Title of class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The description of the Corporate Bond-Backed Certificates, Series 1999-BellSouth-1, is contained in the Prospectus, dated November 15, 1996, included in the Registrant's Registration Statement on Form S-3 (No. 333-09883) under the caption "DESCRIPTION OF CERTIFICATES," which is incorporated herein by reference, and in the Prospectus Supplement, to be filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, under the caption "DESCRIPTION OF THE CERTIFICATES," which Prospectus Supplement, together with the Prospectus, shall be deemed to be incorporated herein by reference.

ITEM 2.  EXHIBITS

     The securities described herein are to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 on an exchange on which other securities of the registrant are registered. In accordance with Part I to the instructions regarding exhibits on Form 8-A, the following Exhibits shall be filed as exhibits herewith with the Commission and with the exchange.


          4.1. Form of Series Supplement to the Standard Terms of Trust Agreements, to be dated as of May 11, 1999, between the Registrant and the Trustee, relating to the Corporate Bond-Backed Certificates, Series 1999-BellSouth-1. The Standard Terms of Trust Agreements, dated as of November 1, 1996, between the Registrant and the Trustee is incorporated by reference to Exhibit 4.1 to the Registrant's Form 8-K (file no. 333-09883) filed with the Commission on December 4, 1996.

          4.2. Form of Specimen Corporate Bond-Backed Certificates, Series 1999-BellSouth-1.


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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                              SOUTHPOINT STRUCTURED ASSETS, INC.




                                              By /s/ C. David Ramsey
                                                 -------------------------------
                                                 C. David Ramsey
                                                 President




Dated: May 7, 1999